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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                               AMENDMENT NO. 2 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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                     CYBERKINETICS NEUROTECHNOLOGY SYSTEMS,
                                      INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

     DELAWARE                        3841                        13-4287300
 (STATE OR OTHER              (PRIMARY STANDARD              (I.R.S. EMPLOYER
 JURISDICTION OF                  INDUSTRIAL                 IDENTIFICATION NO.)
INCORPORATION OR          CLASSIFICATION CODE NUMBER)
  ORGANIZATION)


                         100 FOXBOROUGH BLVD., SUITE 240
                              FOXBOROUGH, MA 02035
                                 (508) 549-9981
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
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                  TIMOTHY R. SURGENOR, CHIEF EXECUTIVE OFFICER
                         100 FOXBOROUGH BLVD., SUITE 240
                              FOXBOROUGH, MA 02035
                                 (508) 549-9981
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

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                                    COPIES TO
                             THOMAS J. POLETTI, ESQ.
                            KRISTY D. PALMQUIST, ESQ.
                   KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP
                       10100 SANTA MONICA BLVD., 7TH FLOOR
                              LOS ANGELES, CA 90067
                TELEPHONE (310) 552-5000 FACSIMILE (310) 552-5001
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APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                                  CALCULATION OF REGISTRATION FEE

                                                                                                    PROPOSED
                                                                                  PROPOSED           MAXIMUM
                                                                                   MAXIMUM          AGGREGATE          AMOUNT OF
                                                             AMOUNT TO BE      OFFERING PRICE       OFFERING         REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED          REGISTERED (1)      PER SHARE(2)        PRICE(2)              FEE
--------------------------------------------------------- -------------------- ---------------- ------------------ -----------------
Common stock, $.001 par value (3)                          2,000,000 shares         $5.85         $ 11,700,000       $ 1,482.39
Common stock, $.001 par value (4)                            760,000 shares         $5.85         $  4,446,000       $   563.31
Total                                                      2,760,000 shares         $5.85         $ 16,146,000       $ 2,045.70(5)


(1) In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices reported on the OTC Bulletin Board on November 30, 2004.

(3) Represents shares of the Registrant's common stock being registered for resale that have been issued to the selling stockholders named in this registration statement.

(4) Represents shares of the Registrant's common stock being registered for resale that have been or may be acquired upon the exercise of warrants issued to the selling stockholders named in this registration statement.

(5) Amount previously paid.

    -------------------------------------------------------------------------------------------------------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE
    DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL
    HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION
    STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.


                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foxborough, Commonwealth of Massachusetts, on the 10th day of February 2005.


                                    Cyberkinetics Neurotechnology Systems, Inc.

                                    By: /s/ Timothy R. Surgenor
                                        --------------------------------
                                        Timothy R. Surgenor
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)



                                    By: /s/ Kimi E. Iguchi
                                        --------------------------------
                                        Kimi E. Iguchi
                                        VP, Finance (Principal Financial and
                                        Accounting Officer)




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                                                               TITLE                                       DATE
--------------------------------------------        --------------------------------------------              -------------------

/s/ Timothy R. Surgenor                             President, Chief Executive Officer Director               February 10, 2005
--------------------------------------------        (Principal Executive Officer)
Timothy R. Surgenor


*
--------------------------------------------        Chief Scientific Officer, Director                        February 10, 2005
John P. Donoghue, Ph.D.


/s/ Kimi E. Iguchi                                  Vice President, Finance (Principal Financial and          February 10, 2005
--------------------------------------------        Accounting Officer)
Kimi E. Iguchi


*                                                   Director                                                  February 10, 2005
--------------------------------------------
Mark P. Carthy


*                                                   Director                                                  February 10, 2005
--------------------------------------------
George N. Hatsopoulos, Ph.D.


*                                                   Director                                                  February 10, 2005
--------------------------------------------
Nicholas G. Hatsopoulos, Ph.D.


*                                                   Director                                                  February 10, 2005
--------------------------------------------
Philip W. Morgan


*                                                   Director                                                  February 10, 2005
--------------------------------------------
Theo Melas-Kyriazi


*                                                   Director                                                  February 10, 2005
--------------------------------------------
Daniel E. Geffken


* By:/s/ Timothy R. Surgenor
     ----------------------------
     Timothy R. Surgenor
     (Attorney - in - Fact)




* By:/s/ Kimi E. Iguchi
     ----------------------------
     Kimi E. Iguchi
     (Attorney - in - Fact)

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                DESCRIPTION OF EXHIBIT

2.1 Agreement and Plan of Merger by and among Trafalgar Ventures Inc., Cyberkinetics, Inc., Trafalgar Acquisition Corporation and Robert Gorden Smith, dated July 23, 2004 (incorporated by reference to Current Report on Form 8-K filed July 27, 2004).

2.2 Amendment No. 1 to Agreement and Plan of Merger by and among Trafalgar Ventures Inc., Cyberkinetics, Inc., Trafalgar Acquisition Corporation and Robert Gorden Smith, dated October 7, 2004 (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

3.1 Certificate of Incorporation (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

3.2 Bylaws (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

4.1 Form of Warrant, issued November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.2 Common Stock Registration Rights Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.3 Warrant Shares Registration Rights Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.4 Warrant issued to University of Utah Research Foundation, dated August 13, 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

4.5 Warrant issued to Brown University Research Foundation, dated August 13, 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

4.6 Warrant issued to General Electric Capital Corporation, dated December 8, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

5.1      Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP.

10.1 Employment Agreement with Timothy R. Surgenor, dated November 3, 2004 (incorporated by reference to Current Report on Form 8-K filed November 8, 2004).

10.2 Securities Purchase Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

10.3* License Agreement between Bionic Technologies, Inc. and University of Utah Research Foundation, dated August 1, 1996 and amended as of October 15, 1997, November 10, 1999 and February 7, 2002.

10.4 Consulting Agreement between Cyberkinetics, Inc. and John Donoghue, dated July 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.5* License Agreement among Brown University Research Foundation, Massachusetts Institute of Technology and Cyberkinetics, Inc. dated August 13, 2002.

10.6* Exclusive License Agreement between Emory University and Cyberkinetics, Inc., dated August 28, 2002.

10.7 Lease Agreement between Cyberkinetics, Inc. and 100 & 200 Foxborough Boulevard Realty Trust, dated May 9, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.8 Master Lease Agreement between Cyberkinetics, Inc. and General Electric Capital Corporation, dated November 18, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.9 Clinical Study Agreement, dated December 22, 2003, by and among Cyberkinetics, Inc., Jon Mukand, M.D., Ph.D. and Sargent Rehabilitation Center (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.10 Second Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.11 Second Amended and Restated Founders' Option Plan (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.12 Clinical Study Agreement, dated May 10, 2004, by and among Cyberkinetics, Inc., Rhode Island Hospital and Gerhard Friehs, M.D. (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.13 Registration Rights Agreement, dated October 7, 2004 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.14 Form of Lock-Up Agreement with certain shareholders, dated October 7, 2004 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.15 Form of Key-Person Lock-Up Agreement with certain shareholders, dated October 7, 2004 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.16 Lease Agreement between Kax Co. and Cyberkinetics, Inc. dated January 28, 2005 (incorporated by reference to Current Report on Form 8-K filed February 1, 2005).

21.1 Subsidiaries of the Registrant (previously submitted with Form SB-2 filed on December 3, 2004).

23.1     Consent of Ernst & Young, LLP.

23.2     Consent of Kirkpatrick & Lockhart, Nicholson Graham LLP (contained in
         Exhibit 5.1).

24.1     Power of Attorney (included on signature page).


 *Confidential treatment requested for certain portions of these agreements.